                                                                     EXHIBIT 5.2

                             Kilpatrick Stockton LLP
                             1001 West Fourth Street
                          Winston-Salem, NC 27101-2400

February 1, 2002

Ingles Markets, Incorporated
1560 Highway 70 East
Asheville, NC 28711

Re:      Ingles Markets, Incorporated -- Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is delivered in our capacity as North Carolina counsel to Ingles Markets, Incorporated, a North Carolina corporation (the "Issuer"), in connection with the Issuer's registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offering by the Issuer of 8 7/8% Senior Subordinated Notes due 2011 (the "Notes").

In connection with this opinion, we have examined copies or originals of such documents, resolutions, certificates and instruments of the Issuer as we have deemed necessary to form a basis for the opinion hereinafter expressed. In addition, we have reviewed certificates of public officials, statutes, records and other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures and the authority of all persons or entities signing all documents examined by us, and (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies.

With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Issuer.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, when the Notes have been duly authenticated by U.S. Bank, N.A. in its capacity as Trustee, and duly executed and delivered on behalf of the Issuer against payment therefor as contemplated by the Registration Statement, the Notes will be legally issued.

We are members of the Bar of the State of North Carolina, and, accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning, nor do we express any opinion herein concerning, the laws of any jurisdiction other than the laws of the State of North Carolina.

Ingles Markets, Incorporated
February 1, 2002
Page 2


We hereby consent to being named as counsel to the Issuer in the Registration Statement, to the references therein to our firm under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.


Sincerely,



/s/Kilpatrick Stockton LLP

Kilpatrick Stockton LLP